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                                                                     EXHIBIT 4.1

                                                              WARRANT NO. ______

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY OR ACQUIRABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

                               SERIES E-1 WARRANT

                 To Purchase [NUMBER] Shares of Common Stock of

                         SPECTRUM PHARMACEUTICALS, INC.

                  THIS IS TO CERTIFY THAT [NAME], or registered assigns (the "Holder"), is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from Spectrum Pharmaceuticals, Inc. a Delaware corporation (the "Company"), the Warrant Shares (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $6.50 per share, all on and subject to the terms and conditions hereinafter set forth.

                  1. DEFINITIONS. As used in this Warrant, the following terms have the respective meanings set forth below:

                  "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such holder will be deemed to be an Affiliate of such Holder.

                  "Appraised Value" means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange
Act) as of the last day of the most recent fiscal month ending prior to such date specified, based on the value of the Company, as determined by a nationally recognized investment banking firm selected by the Company's Board of Directors and having no prior relationship with the Company.

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                  "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Change of Control" means the (i) acquisition by an individual or legal entity or group (as defined in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Company; (ii) sale, conveyance, or other disposition of all or substantially all of the assets, property or business of the Company, or (iii) the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effectuation of any transaction or series of related transactions where holders of the Company's voting securities prior to such transaction or series of transactions fail to continue to hold at least 50% of the voting power of the Company.

                  "Closing Date" means September 26, 2003.

                  "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Common Stock" means (except where the context otherwise indicates) the Common Stock, $0.001 par value per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed or converted, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.3.

                  "Current Market Price" means, in respect of any share of Common Stock on any date herein specified, if there shall not then be a public market for the Common Stock, the higher of (a) the book value per share of Common Stock on such date and (b) the Appraised Value per share of Common Stock at such date, or if there shall then be a public market for the Common Stock, the higher of (a) the book value per share of Common Stock on such date, and (b) the average of the daily market prices for 20 consecutive Trading Days immediately preceding such date. The daily market price for each such Trading Day shall be (i) the last sale price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or
(v) if there is no such firm, as furnished by any member of the NASD selected mutually by the holder of this Warrant and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of

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which shall be selected by holder of this Warrant and one of which shall be selected by the Company.

                  "Current Warrant Price" means, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date. Until the Current Warrant Price is adjusted pursuant to the terms herein, the initial Current Warrant Price shall be $6.50 per share.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Exercise Period" means the period during which this Warrant is exercisable pursuant to Section 2.1.

                  "Expiration Date" means September 26, 2008.

                  "GAAP" means generally accepted accounting principles in the United States of America as from time to time in effect.

                  "NASD" means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                  "Other Property" has the meaning set forth in Section 4.3.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Restricted Common Stock" means shares of Common Stock which are, or which upon their issuance upon the exercise of any Warrant would be required to be, evidenced by a certificate bearing the restrictive legend set forth in Section 3.2.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Trading Day" means any day on which the primary market on which shares of Common Stock are listed is open for trading.

                  "Transfer" means any disposition of any Warrant or Warrant Shares or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

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                  "Warrants" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

                  "Warrant Price" means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Current Warrant Price.

                  "Warrant Shares" means any one or more of the [NUMBER] shares of Common Stock to be purchased upon the exercise hereof, subject to adjustment as provided herein.

                  2.       EXERCISE OF WARRANT.

                  2.1. Manner of Exercise. (a) From and after the Closing Date, and until 5:00 P.M., New York time, on the Expiration Date (the "Exercise Period"), the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Warrant Shares purchasable hereunder.

                           (b)      In order to exercise this Warrant, in whole
or in part, the Holder shall deliver to the Company at its principal office or at the office or agency designated by the Company pursuant to Section 10, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Warrant Shares to be purchased, (ii) payment of the Warrant Price as provided herein, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as reasonably practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date when the notice, together with the payment of the Warrant Price and this Warrant, is received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

                           (c)      Payment of the Warrant Price may be made at
the option of the Holder by: (i) certified or official bank check payable to the order of the Company or (ii) wire

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transfer to the account of the Company. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, shall be fully paid and nonassessable and not subject to any preemptive rights. The Company shall pay all expenses in connection with, and all transfer, stamp or similar taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance of any certificates for Warrant Shares or Warrants in a name other than the name of the Holder.

                           (d)      Except for the provisions with respect to
the Rights Agreement set forth in Section 4.7 hereof, prior to the exercise of this Warrant, the Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including, without limitation, the right to vote such Warrant Shares, receive dividends or other distributions thereon or to be notified of stockholder meetings, except as set forth herein.

                  2.2. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay an amount in cash equal to the Current Market Price per share of Common Stock on the date of exercise, multiplied by such fraction.

                  2.3. Restrictions on Exercise Amount. Notwithstanding any contrary or inconsistent provision hereof, the holder may not acquire a number of Warrant Shares to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act (including shares held by any "group" of which the holder is a member) exceeds 4.95% of the total number of shares of Common Stock of the Company then issued and outstanding (such limitation being herein referred to as the "Beneficial Ownership Cap"). For purposes hereof, "group" has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. The Company shall have no obligation to verify compliance with this Section 2.3, other than to issue Warrant Shares in accordance with the exercise notice of each Holder. It shall be the responsibility of each Holder to determine such Holder's compliance with the Beneficial Ownership Cap, and the Holder's exercise notice shall be deemed a representation of the Holder that the number of shares of Common Stock to be acquired pursuant to such exercise notice shall be in compliance with the Beneficial Ownership Cap.

                  3.       TRANSFER, DIVISION AND COMBINATION.

                  3.1. Transfer. The Warrants and the Warrant Shares shall be freely transferable, subject to compliance with all applicable laws, including, but not limited to the Securities Act. Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of

                                       5
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this Warrant at the principal office of the Company referred to in Section 12.2 or the office or agency designated by the Company pursuant to Section 10, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The acceptance of the new Warrant or Warrants by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of this Warrant. Notwithstanding anything herein to the contrary, this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws. Following a transfer that complies with the requirements of this Section 3.1, the Warrant may be exercised by a new Holder for the purchase of shares of Common Stock regardless of whether the Company issued or registered a new Warrant on the books of the Company.

                  3.2. Restrictive Legend. Unless the resale of the Warrant Shares has been registered under the Securities Act of 1933, as amended, each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED."

                  3.3. Division and Combination; Expenses; Books. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with
Section 3.1 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

                  4. ADJUSTMENTS. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The

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Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.1 and 5.2.

                  4.1 Stock Dividends, Subdivisions and Combinations. (a) If at any time while this Warrant is outstanding the Company shall:

                           i. take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                           ii. subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                           iii. combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then:

                           (1) the number of shares of Common Stock acquirable upon exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock that would have been acquirable under this Warrant immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and

                           (2) the Current Warrant Price shall be adjusted to equal:

                                    (A)     the Current Warrant Price in effect
                                            immediately prior to the occurrence
                                            of such event multiplied by the
                                            number of shares of Common Stock
                                            into which this Warrant is
                                            exercisable immediately prior to the
                                            adjustment, divided by

                                    (B)     the number of shares of Common Stock
                                            into which this Warrant is
                                            exercisable immediately after such
                                            adjustment.

         (b) Any adjustment made pursuant to Section 4.1(a)(i) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to Sections 4.1(a)(ii) or (iii) shall become effective immediately after the effective date of such subdivision or combination.

                  4.2 Fractional Interests. In computing adjustments under this Section 4, all calculations shall be made to the nearest 1/100th of a share.

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                  4.3      Reorganization, Reclassification, Merger,
 Consolidation or Disposition of Assets.

                           a.       If, during the Exercise Period, there shall
occur a Change of Control and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Warrant shall have the right thereafter to receive, upon the exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which this Warrant is exercisable immediately prior to such event.

                           b.       In case of any such Change of Control, the
successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition contained in this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock into which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in Section 4.

                  4.4 Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, then, unless such action will not have a materially adverse effect upon the rights of the holder of this Warrant, the number of shares of Common Stock or other stock into which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

                  4.5 Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

                  4.6 Stock Transfer Taxes. The issue of stock certificates upon exercise of this Warrant shall be made without charge to the holder for any tax in respect of such issue.

                  4.7 Rights Distributed Under Rights Agreement. Capitalized terms used in this Section 4.7 and which are not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement (the "Rights Agreement") dated as of December, 13, 2000, between the Company and U.S. Stock Transfer Corporation. While the Rights Agreement or any other poison pill, rights plan or similar arrangement (each, a "Rights Plan") shall be in effect:

                           a.       A Holder who exercises any portion of this
Warrant before the Distribution Date or before any Rights Certificates or similar right (each a "Right") shall be

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evidenced by a separate rights certificate or before any Right shall otherwise be transferable otherwise than in connection with the transfer of the Warrant Shares (the date of the occurrence of any of the foregoing being referred to herein as a "Rights Distribution Date") will receive, upon exercise of this Warrant, in addition to the Warrant Shares issuable upon exercise of this Warrant, one Right for each such Warrant Share.

                           b.       A Holder who exercises any portion of this
Warrant after a Rights Distribution Date shall receive, upon exercise of this Warrant, in addition to the Warrant Shares issuable upon exercise of this Warrant, such number of Rights equal to the number of Rights such Holder would have held if, immediately prior to the Rights Distribution Date, the portion of this Warrant being exercised at such time had been exercised and the Warrant Shares issuable upon such exercise were outstanding immediately prior to the Rights Distribution Date. The Company shall issue to the Holder certificates evidencing such Rights, no later than five business days following such exercise date. In the event the applicable Rights Plan does not permit such Rights to be granted to each Holder, the Company shall, in lieu of the Rights issuable pursuant to the immediately preceding sentence, issue to each Holder an option, right or similar arrangement giving each Holder the same rights and benefits as they would have held upon the receipt of the applicable number of Rights.

                  5.       NOTICES TO WARRANT HOLDERS.

                  5.1. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Current Warrant Price, or the number of shares of Common Stock and the amount, if any of other property which at the time would be received upon exercise of the Warrants owned by such Holder, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Current Warrant Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the exercise of Warrants owned by such Holder.

                  5.2.     Notice of Corporate Action.  If at any time:

                           (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

                           (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then, in any one or more of such cases, the Company shall give to the Holder (i) at least 15 days' prior written notice of the record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 12.2. The failure to give any notice required by this Section 5.2 shall not invalidate any such corporate action.

                  5.3. Notice to Stockholders. The Holder shall be entitled to the same rights to receive notice of Company action as any holder of Common Stock.

                  6. NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and
(c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

                  7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH APPROVAL OF ANY GOVERNMENTAL AUTHORITY. From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights. Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price. Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued (other than as a result of a prior or contemplated distribution by the Holder of this Warrant), the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

                  8. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

                  9. LOSS OR MUTILATION. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the original Holder shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation. Applicants for a replacement Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

                  10. OFFICE OF THE COMPANY. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

                  11. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock, whether such liability is asserted by the Company or by creditors of the Company.

                  12.      MISCELLANEOUS.

                  12.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  12.2. Notice Generally. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been given the next Business Day after being deposited with a nationally recognized overnight courier such as Federal Express, or when personally delivered, or successfully sent by facsimile transmission as evidenced by a fax machine confirmation report thereof, addressed, as the case may be, to the Holder at the address on the books and records of the Company; or to the Company, Spectrum Pharmaceuticals, Inc., at 157 Technology Drive, Irvine, California 92618, Att'n: CEO, Fax No. (949) 788-6706; with a copy to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626,
Att'n: Alan W. Pettis, Esq., Fax No. (714) 755-8290, or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner.

                  12.3. Successors and Assigns. Subject to compliance with the provisions of Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder, but nothing in this Warrant shall be construed to give any person or corporation or other entity, other than the Company and the Holder and their respective successors and assigns, any legal or equitable right, remedy or cause under this Warrant.

                  12.4. Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of the Company and the Holder.

                  12.5. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                  12.6. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  12.7. Governing Law. This Warrant and the transactions contemplated hereby shall be deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the local laws of the State of New York without regard to the provisions thereof relating to conflict of laws. The Company hereby irrevocably consents to the exclusive jurisdiction of the State and Federal courts located in New York City, New York in connection with any action or proceeding arising out of or relating to this Warrant. In any such litigation the Company waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Company at its address set forth in Section 12.2.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the Company has caused this Series E Warrant to be executed by its duly authorized officer and attested by its Secretary.

Dated: September 26, 2003

                                    SPECTRUM PHARMACEUTICALS, INC.

                                    By:   /s/ Rajesh C. Shrotriya
                                       -----------------------------------------
                                         Rajesh C. Shrotriya, M.D.
                                         Chairman, President and Chief Executive
                                         Officer

Attest:

By:   /s/ Carol Gruetter
   --------------------------
     Carol Gruetter
     Corporate Secretary

See Schedule 1 to the Preferred Stock and Warrant Purchase Agreement dated as of
  September 26, 2003 (filed as Exhibit 10.1 to this Form 8-K) for name of each purchaser receiving warrants and the number of warrants issued to each
      Purchaser. In addition, E-1 warrants to purchase up to an aggregate of 32,000 shares of Spectrum Common Stock were
                        issued to Rodman & Renshaw, Inc.

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant exercises this Warrant for the purchase of shares of Common Stock of Spectrum Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _______________ and whose address is _____________________.
And, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

As of the date hereof, and assuming the accuracy of all information filed by the Company with the Securities and Exchange Commission, the undersigned Holder hereby certifies that the exercise of the referenced Warrant for the number of shares of Common Stock herein indicated will not put the undersigned Holder out of compliance with the Beneficial Ownership Cap (as defined in the Warrant).

By signing below, the Holder warrants and represents that the Holder (i) is an "accredited investor" as that term is defined under Regulation D of the Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended and (ii) is acquiring the securities for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the same, provided, however, that by making the representation herein, the Holder does not agree to hold any of the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

                           (Name of Registered Owner)

                           (Signature of Registered Owner)

                           (Street Address)

                           (State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of shares of Spectrum Pharmaceuticals, Inc., a Delaware corporation, hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee: _____________________________________________

No. of Shares of Common Stock: ____________________________________________

and does hereby irrevocably constitute and appoint _____________________________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated: ______________________________________________

Print Name:__________________________________________

Signature:___________________________________________

Witness:_____________________________________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular.